SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2007

COAST BANCORP
(Exact name of registrant as specified in its charter)

California	000-32827	77-0567091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Marsh Street, San Luis Obispo, California		93401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (805) 541-0400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.01.     Completion of Acquisition or Disposition of Assets

On March 20, 2007, Coast National Bank finalized the sale of property in Paso Robles, CA.  This was the concluding transaction of a reverse 1031 exchange that started with the October 26, 2006 purchase of property in Paso Robles located at 2102 Spring St., Paso Robles, CA, lots 7, 8, 9 and 10.  The intent of the transaction was to obtain property that was more suitable for the relocation of the existing Paso Robles branch.  The property that was sold was located at 2045 Spring St., Paso Robles, CA.  The selling price was $730,000.00.

The land was purchased by David Elson.  There is no material relationship, other than in respect of the described land sale, between David Elson and Coast Bancorp, Coast National Bank, or any affiliate, director or officer of Coast Bancorp.

No material relationship exists between Coast Bancorp, Coast National Bank, or any affiliate, director or officer of Coast Bancorp and the source of funds used in the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2006	COAST BANCORP

/s/ Jack C. Wauchope
Jack C. Wauchope, President and Chief
Executive Officer (Principal Executive Officer)